UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

5803 Glenmont Drive Houston, Texas (Address of principal executive offices)		77081 (Zip Code)

713-592-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01   Other Events

     On May 18, 2005, The Men’s Wearhouse, Inc. (the “Company”) issued a press release announcing that a Special Committee of the Company’s Board of Directors, pursuant to specifically delegated authority, declared a three for two stock split of the Company’s common stock, $.01 par value, in the form of a stock dividend to be paid on June 13, 2005, to shareholders of record of said stock at the close of business on May 31, 2005 (the “Record Date”).

     In addition, as a result of the above-described partial stock split in the form of a stock dividend, effective immediately prior to the opening of business on the day following the Record Date, the conversion rate of the Company’s 3.125% Convertible Senior Notes due 2023 (the “Notes”) shall change from the initial conversion rate of 23.3187 shares of common stock per $1,000 principal amount of notes, which is equivalent to a conversion price of $42.88 per share of common stock, to 34.9780 shares of common stock per $1,000 principal amount of notes, which is equivalent to a conversion price of $28.59 per share of common stock. The Company intends to notify holders of the Notes by mail on or about May 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2005

THE MEN’S WEARHOUSE, INC.
By:	/s/ Diana M. Wilson
Diana M. Wilson
Senior Vice President and Principal Accounting Officer